As filed with the Securities and Exchange Commission on March 10, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

CEVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 5, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of CEVA, Inc. (the “Company”) approved an annual bonus of New Israeli Shekel (NIS) 559,020 (approximately U.S.$132,000 based on the exchange rate of NIS to the U.S. dollar on March 9, 2009) and NIS 369,000 (approximately U.S.$87,000 based on the same exchange rate) to each of Gideon Wertheizer, the Company’s Chief Executive Officer, and Yaniv Arieli, the Company’s Chief Financial Officer, respectively, under the Company’s 2008 Executive Bonus Plan (the “2008 Plan”). The bonus amounts represented 50% of each of Messrs. Wertheizer and Arieli’s 2008 base salary (denominated in NIS), the maximum cap for their annual 2008 bonus in accordance with the 2008 Plan.

Issachar Ohana, the Company’s Executive Vice President, Worldwide Sales, received an annual bonus of $128,500, denominated in the U.S. dollar, under his 2008 Incentive Plan.

On March 5, 2009, the Committee also approved a 2009 Incentive Plan (the “2009 Plan”) for Mr. Ohana, effective as of January 1, 2009. The following is a description of the 2009 Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

In accordance with the 2009 Plan, Mr. Ohana’s bonus is based on a formula using a specified 2009 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2009 annual revenue target. A commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2009 annual revenue target beyond 100%. The 2009 annual revenue target is based on the Company’s internal 2009 budget as approved by its board of directors. Mr. Ohana’s bonus based on the achievement of the 2009 annual revenue target is capped at $100,000. In addition, Mr. Ohana is eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2009 annual revenue target are achieved. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified large customer that exceeds a specified amount. The 2009 strategic account bonus is capped at $20,000 if the Company fails to achieve the 2009 annual revenue target under the 2009 Plan but Mr. Ohana would not be subject to any cap if the 2009 annual revenue target under the 2009 Plan is achieved. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to payroll taxes and tax withholdings. The 2009 Plan follows the same parameters as Mr. Ohana’s 2008 incentive plan except for different dollar figures for the 2009 annual revenue target, the 2009 quarterly revenue target and the specified large customer accounts.

Due to their strategic significance, the Company believes that the disclosure of the 2009 annual revenue target, quarterly revenue targets, commission rate and information relating to the large customer accounts under the 2009 Plan would cause competitive harm to the Company and therefore are not disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: March 10, 2009

By: /s/ Yaniv Arieli
       Yaniv Arieli
       Chief Financial Officer

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